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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   January 6, 1997

                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                                   New York
                (State or other jurisdiction of incorporation)

               0-21168                           13-3253392
       (Commission File Number)     (IRS Employer Identification Number)

            5 East 80th Street, New York, New York         10021
           (Address of Principal Executive Offices)      (Zip Code)

      Registrant's telephone number, including area code   (212) 717-6544

                               Page 1 of 5 pages

                        Exhibit Index located on page 4

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ITEM 5.  OTHER EVENTS

     On January 6, 1997 the Board of Directors of Chromatics Color Sciences International, Inc. (the "Company") voted to extend for six months from February 5, 1997 to August 5, 1997 the expiration date of certain of the Company's remaining outstanding Redeemable Common Stock Purchase Warrants (the "Warrants") i.e.: (i) up to 1,150,000 Warrants issued as part of the Units sold in the Company's February 1993 initial public offering (ii) up to 240,000 Warrants issued in connection with a private placement occurring prior to the initial public offering (the "IPO") and (iii) up to 115,000 Warrants issued to Investors Associates, Inc. in connection with the IPO (the "Extension").

     On January 7, 1997 the Company amended its Warrant Agreement with Continental Stock Transfer & Trust Company to reflect the Extension.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits:

               1.  Chromatics Color Sciences International, Inc.
                   Press Release, dated January 7, 1997.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHROMATICS COLOR SCIENCES
                                       INTERNATIONAL, INC.

                                       By:        Darby S. Macfarlane
                                           Name:  Darby S. Macfarlane
                                           Title: Chief Executive Officer
Date: January 7, 1997

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                                 EXHIBIT INDEX

       Document                                              Page Number
       --------                                              -----------
          1.   Chromatics Color Sciences International, Inc.      5
               Press Release, dated January 7, 1997.

                                       4